Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-72325 and 333-37326) of Sanders Morris Harris Group Inc. of our report dated March 29, 2001 relating to the consolidated financial statements which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 28, 2003